UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934


August 2, 1999
(Date of earliest event reported)


Commission file number:  0-20704


                     ACX TECHNOLOGIES, INC.
     (Exact name of registrant as specified in its charter)


           Colorado                          84-1208699
 (State or other jurisdiction             (I.R.S. Employer
of incorporation or organization)        Identification No.)


  16000 Table Mountain Parkway, Golden, Colorado    80403
     (Address of principal executive offices)     (Zip Code)


                         (303) 271-7000
      (Registrant's telephone number, including area code)





Item 2.  Acquisition of Assets

On August 2, 1999, ACX Technologies, Inc. ("ACX") and Graphic Packaging Corporation ("GPC") acquired the assets and liabilities of the folding carton manufacturing business of Fort James Corporation ("Fort James Folding Carton Business" or "FJFCB").
The assets acquired include twelve manufacturing plants, a paperboard mill and related interest in a landfill, office leases, equipment, technology, patents, contracts and inventories.

FJFCB is a major supplier of folding cartons to leading consumer product companies for packaging food and pharmaceuticals. GPC sells value-added folding carton packages primarily to the
beverage and frozen and dry foods markets.   With the assets
acquired from FJFCB, GPC believes it will be the country's largest folding carton company, with expanded technical capabilities.

The total cash consideration for the net assets of FJFCB was $830 million. The acquisition was funded by a newly executed
$1.3 billion credit facility from Bank of America. N.A.

Prior to the transaction, there were no material relationships between ACX and Fort James or any of their respective affiliates, directors, or officers or, to the knowledge of ACX, any associate of any such director or officer. Subsequent to the transaction and in conjunction with the Asset Purchase Agreement, GPC and Fort James entered into several agreements wherein GPC and Fort James will purchase and supply to each other certain products or services. A summary of these agreements is as follows:

    SBS Board Supply Agreement
    --------------------------
    GPC agreed to purchase the lesser of its system wide requirements or 80,000 tons of SBS paperboard annually for ten years. The quantity may be reduced by certain com-mitments and customer directed purchases and the board must meet specifications and quality requirements. The price is fixed for the first 18 months, and subsequently will be adjusted quarterly according to a published index.

    Roll Paper Supply Agreement
    ---------------------------
    GPC agreed to purchase 12,000 tons of parent rolls for 3 years. The price is at market and is adjusted quarterly based on a published index.

    PE Extrusion Tolling Agreement
    ------------------------------
    GPC agreed to use its best efforts to purchase coating services, for the lesser of its system wide requirements or 20,000 tons annually for 3 years. Prices are at market and adjusted quarterly based on a published index.

    Folding Carton Supply Agreement
    -------------------------------
    GPC agreed to sell various types of folding cartons to Dixie and the Fort James Towel & Tissue facilities for
    3 years. Fort James agreed to certain minimum quantities. Prices are adjusted quarterly based on a published index.

    Millwrap Supply Agreement
    -------------------------
    GPC agreed to sell millwrap to Fort James Towel & Tissue facilities for 3 years. Fort James agreed to purchase the lesser of its system wide requirements or 2,900 tons annually. Prices are adjusted quarterly based on a published index.

    Flexo Printing Plate Supply Agreement
    -------------------------------------
    GPC agreed to sell flexo printing plates for 3 years.
    Fort James agreed to purchase its system wide requirements or a specified quantity and where commercially practicable. Fort James may use local suppliers if GPC cannot meet timing requirements.
    Prices are adjusted quarterly based on changes in certain raw material costs.

    Cartons and Trays Broker Agreement
    Freezer Paper Broker Agreement
    ----------------------------------
    Fort James will act as broker for certain cartons, trays and meat papers through its Dixie Foodservice sales organization for 3 years. Commissions are a percentage of net revenue.

    Pressed Tray Tolling Agreement
    ------------------------------
    Fort James agreed to press laminated substrates supplied by GPC and ship finished products to GPC's customers for 3 years. GPC agreed to purchase the lesser of its system wide requirements or specified volumes. Prices are adjusted quarterly based on changes in labor and material costs.

In conjunction with these agreements, historical revenues to FJFCB were approximately $20 million and historical purchases from Fort James were approximately $63 million.


The Asset Purchase Agreement related to this acquisition is included as Exhibit 2.1 and the Amendment Agreement is included as Exhibit 2.2. The Credit Agreement with Bank of America is included as Exhibit 4.1.



Item 7.  Financial Statements & Exhibits

It is impracticable at this time for ACX to provide the financial statements required to be filed with this Form 8-K.
ACX intends to file such required financial statements not later than October 18, 1999.






                           SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


August 17, 1999                  ACX Technologies, Inc.


                                 By:/s/ Beth A. Parish
                                 ----------------------------
                                 Beth A. Parish
                                 (Controller and Principal
                                 Accounting Officer)